UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2014

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Open Text Corporation (“Open Text”) and certain of its subsidiaries entered into a Second Amendment, dated as of December 22, 2014 (the “Amendment”), to the Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of October 2, 2006, as amended by the First Amendment made as of February 15, 2007, and a Second Amendment dated as of September 24, 2009, as amended and restated by the Amended and Restated Credit Agreement made as of November 9, 2011, as amended by the First Amendment dated as of December 16, 2013, among Open Text ULC, as term borrower, Open Text ULC, Open Text Holdings, Inc. and Open Text, as revolving credit borrowers, the domestic guarantors party thereto, each of the lenders party thereto, Barclays Bank PLC, as sole administrative agent and collateral agent (the “Administrative Agent”), and Royal Bank of Canada, as documentary credit lender.

The Amendment, among other things, (i) increases the total commitments under the revolving credit facility under the Credit Agreement (the “Revolving Facility”) to $300 million, (ii) reduces the interest rate margin applicable to the Revolving Facility to (x) between 1.75% and 2.25% per annum for LIBOR rate advances and (y) between 0.75% and 1.25% per annum for base rate advances, (iii) extends the maturity date of the Revolving Facility to December 22, 2019, (iv) extends the period of time for delivery of certain collateral and guarantee deliverables, (v) replaces Open Text Inc. with Open Text Holdings, Inc. as a revolving borrower, (vi) makes certain technical and other amendments to the Credit Agreement and (vii) provides for the further amendment and restatement of the Credit Agreement, in the event of certain circumstances and the satisfaction of certain conditions precedent, each as described in the Amendment.

The Amendment became effective in accordance with its terms on December 22, 2014.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, Open Text has filed the Amendment as an exhibit to this Current Report on Form 8-K. The Amendment contains representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to the Amendment and (i) may have been qualified by disclosure made to such other party or parties, (ii) were made only as of the date of such agreement or such other date(s) as may be specified in such agreement and are subject to more recent developments, which may not be fully reflected in relevant public disclosure, (iii) may reflect the allocation of risk among the parties to such agreement and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe Open Text’s actual state of affairs at the date hereof and should not be relied upon.

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of December 22, 2014, between Open Text ULC, as term borrower, Open Text ULC, Open Text Holdings, Inc. and Open Text Corporation, as revolving credit borrowers, the domestic guarantors party thereto, each of the lenders party thereto, Barclays Bank PLC, as sole administrative agent and collateral agent, and Royal Bank of Canada, as documentary credit lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

December 23, 2014	By:	/S/ JOHN M. DOOLITTLE
John M. Doolittle
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of December 22, 2014, between Open Text ULC, as term borrower, Open Text ULC, Open Text Holdings, Inc. and Open Text Corporation, as revolving credit borrowers, the domestic guarantors party thereto, each of the lenders party thereto, Barclays Bank PLC, as sole administrative agent and collateral agent, and Royal Bank of Canada, as documentary credit lender.